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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 7, 1997, on the January 31, 1997 financial statements of SEI Daily Income Trust, included in the previously filed Form N-30D dated March 27, 1997, and to all references to our Firm included in or made part of Post-Effective Amendment No. 37 to Registration Statement File No. 33-44712.


/S/ ARTHUR ANDERSEN LLP

Philadelphia, PA
May 27, 1997